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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholder
The Pepsi Bottling Group, Inc.:

    The audits referred to in our report on the Combined Financial Statements of The Pepsi Bottling Group, Inc., included the related financial statement schedule as of December 26, 1998, and for each of the fiscal years in the three-year period ended December 26, 1998, included in the registration statement. Such report is the form of opinion that we expect to issue when the long-term debt and equity capitalization of The Pepsi Bottling Group, Inc. as described in Note 1 to the Combined Financial Statements is finalized. This financial statement schedule is the responsibility of The Pepsi Bottling Group, Inc.'s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

New York, New York
February 26, 1999